UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: December 17, 2021

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA         94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On December 17, 2021, NovaBay Pharmaceuticals, Inc. (the “Company” or “NovaBay”) held its 2021 Special Meeting of Stockholders (the “Special Meeting”), whereby the Company’s stockholders were asked to consider four (4) proposals, each of which is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on November 12, 2021 (the “Proxy Statement”).  There were 44,943,364 outstanding shares entitled to vote as of the record date and 31,011,705 shares present in person or by proxy at the Special Meeting, representing sixty-nine percent (69%) of the shares outstanding and entitled to vote. The voting results with respect to three of the four proposals, as certified by the inspector of elections for the Special Meeting, are presented below.

1.         To approve, in accordance with NYSE American LLC Company Guide Section 713(a) and (b), both (i) the issuance of 37,500,000 shares of NovaBay’s common stock, par value $0.01 (the “Conversion Shares”), upon conversion of 15,000 shares of NovaBay’s Series B Non-Voting Convertible Preferred Stock, par value $0.01, subject to the potential increase in the number of Conversion Shares due to applicable anti-dilution adjustments, and (ii) the issuance of 37,500,000 shares of NovaBay’s common stock (“Warrant Shares”) upon the exercise of NovaBay common stock warrants, subject to the potential increase in the number of Warrant Shares due to applicable anti-dilution adjustments.

For	Against	Abstain	Broker Non-Votes[1]
18,168,554	3,107,071	191,850	9,544,230

2.         To approve an amendment to the Amended and Restated Certificate of Incorporation, as amended, of NovaBay Pharmaceuticals, Inc. to increase the Company’s number of authorized shares of NovaBay common stock from 100,000,000 to 150,000,000.

As disclosed below under Item 8.01, which is incorporated herein by reference, the Special Meeting was adjourned with respect to Proposal Two, allowing stockholders additional time to vote for this proposal.

3.         To ratify the appointment by our Audit Committee of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

For	Against	Abstain
28,509,579	1,962,856	539,270

4.         To adjourn the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal One, Proposal Two or Proposal Three.

For	Against	Abstain
28,261,963	2,366,070	383,672

1 A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds.  Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting.

Item 8.01     Other Events.

At the time of the Special Meeting, there were insufficient votes to approve Proposal Two, which sought an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the amount of authorized common stock from 100,000,000 shares to 150,000,000 shares. Accordingly, the Special Meeting was adjourned on Proposal Two, and as announced at the  Special Meeting, such meeting will reconvene at 11:00 a.m. Pacific Time on January 14, 2022 virtually at http://www.virtualshareholdermeeting.com/NBY2021SM. During the period of adjournment, the Company will continue to solicit stockholder votes on Proposal Two.

On December 21, 2021, the Company issued a press release announcing that it had adjourned the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference.

Item 9.01     Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 21, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
Chief Executive Officer and General Counsel

Dated: December 21, 2021